Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

SRA Companies, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

McLean, VA

July 7, 2015